UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2017

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230. 405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2017, the Board of Directors (the “Board”) of Alexandria Real Estate Equities, Inc. (the “Company”) elected Michael A. Woronoff as a director of the Company, to serve until the 2018 annual meeting of stockholders of the Company and until his successor is duly elected and qualifies. The Board also appointed Mr. Woronoff as a member of its Audit Committee and Science & Technology Committee and has determined that Mr. Woronoff is independent in accordance with applicable New York Stock Exchange listing standards and Securities and Exchange Commission (“SEC”) rules.

Mr. Woronoff has been a partner of Proskauer Rose LLP (“Proskauer”) since 2004 and currently serves as the head of Proskauer’s Los Angeles office and west coast corporate and securities practice. Mr. Woronoff is also co-head of Proskauer's global private equity group. Mr. Woronoff advises clients on public and private debt and equity financings, restructuring transactions, and corporate and securities law matters, including SEC reporting, corporate governance and strategic alliances. From 2000 to 2004, prior to joining Proskauer, Mr. Woronoff was a principal of Shelter Capital Partners, a Southern California-based private equity fund that invests in technology and technology-enabled businesses at all stages of development. He received a Juris Doctor degree from the University of Michigan Law School, a Master of Science in Industrial Administration degree from Krannert Graduate School of Management at Purdue University, and a Bachelor of Science in Industrial Management degree from Purdue University.

On his initial election to the Board and pursuant to the terms of the Company’s Amended and Restated 1997 Stock Award and Incentive Plan, Mr. Woronoff received a grant of 1,000 shares of restricted stock of the Company, which shares vest in full on the second anniversary of the date of grant. Mr. Woronoff will also generally participate in the compensation arrangements provided to the Company’s independent directors, as described in the Company's Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2017, under the caption “2016 Director Compensation Table.”

The press release announcing Mr. Woronoff’s election as a director of the Company is attached hereto as Exhibit 99.1 and is filed herewith.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits
99.1    Press Release, dated July 6, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date:	July 7, 2017	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer